EXHIBIT INDEX
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          (12)      Statements   Showing   Computation   of  Ratio  of
                    Earnings to Fixed Charges and Ratio of Earnings to
                    Combined   Fixed  Charges  and   Preferred   Stock
                    Dividends Based on SEC Regulation S-K, Item 503

                    A - GPU, Inc. and Subsidiary Companies
                    B - JCP&L
                    C - Met-Ed
                    D - Penelec


          (27)      Financial Data Schedules
                    A - GPU, Inc. and Subsidiary Companies
                    B - JCP&L
                    C - Met-Ed
                    D - Penelec